Exhibit 99.1

HALLIBURTON ANNOUNCES THIRD QUARTER 2023 RESULTS
•Net income of $0.79 per diluted share.
•Revenue of $5.8 billion and operating margin of 17.9%.
•International revenue growth of 17% year on year.
•Repurchases of approximately $200 million of common stock.

HOUSTON – October 24, 2023 – Halliburton Company (NYSE: HAL) announced today net income of $716 million, or $0.79 per diluted share, for the third quarter of 2023. This compares to net income for the second quarter of 2023 of $610 million, or $0.68 per diluted share and adjusted net income1, excluding the loss on transactions in Argentina, of $691 million, or $0.77 per diluted share2. Halliburton's total revenue for the third quarter of 2023 was $5.8 billion, flat when compared to the second quarter of 2023. Operating income was $1.0 billion in the third quarter of 2023, a 3% increase when compared to the second quarter of 2023.

"Halliburton delivered an impressive third quarter and our margin strength demonstrated the power of our strategy. I am pleased with the stability of our North America business and the profitability of our International growth,” commented Jeff Miller, Chairman, President and CEO.

"Everything I see today strengthens my conviction in the long duration of this upcycle. Against this backdrop, we expect continued demand growth for oilfield services in 2024 and beyond.

"Halliburton delivered strong returns to our shareholders as demonstrated by more than $500 million of Free Cash Flow3 and repurchases of approximately $200 million of common stock and $150 million of debt during the quarter,” concluded Miller.

Operating Segments

Completion and Production

Completion and Production revenue in the third quarter of 2023 was $3.5 billion, flat sequentially, while operating income was $746 million, an increase of $39 million, or 6%. Margins expanded sequentially, driven by international operations, while North American margins remained approximately flat to last quarter. These results were primarily due to increased stimulation activity internationally, higher cementing activity in the Eastern Hemisphere, and improved completion tool sales globally. These increases were partially offset by lower pressure pumping services in North America.

Drilling and Evaluation

Drilling and Evaluation revenue in the third quarter of 2023 was $2.3 billion while operating income was $378 million, both flat sequentially. Higher fluids activity in the Middle East/Asia and Latin America and increased wireline activity in Latin America and Europe/Africa were offset by decreased drilling-related services, lower project management activity, and decreased software sales in Mexico.

Geographic Regions

North America

North America revenue in the third quarter of 2023 was $2.6 billion, a 3% decrease sequentially. This decline was primarily driven by decreased pressure pumping services in U.S. land and lower well intervention services in the Gulf of Mexico. Partially offsetting these decreases was improved completion tool sales in the Gulf of Mexico.

International

International revenue in the third quarter of 2023 was $3.2 billion, a 3% increase sequentially.

Latin America revenue in the third quarter of 2023 was $1.0 billion, an increase of 5% sequentially. This increase was primarily due to increased pressure pumping services and fluids activity in Argentina, improved completion tool sales in Brazil, and higher project management and drilling-related services in Colombia and Ecuador. Partially offsetting these increases were lower software sales, decreased project management activity, and lower well construction services in Mexico.

Europe/Africa revenue in the third quarter of 2023 was $734 million, an increase of 5% sequentially. This increase was primarily driven by improved well construction services, higher completion tool sales, and improved wireline activity in Norway and higher completion tool sales in the Caspian area. Partially offsetting these increases was lower activity in Africa across multiple product service lines.

Middle East/Asia revenue in the third quarter of 2023 was $1.4 billion, flat sequentially. Higher well construction in Iraq, increased drilling-related services and improved completion tool sales in Qatar, and higher pressure pumping and fluid services in Asia were offset by decreased activity across multiple product service lines in Kuwait and India.

Other Financial Items

During the third quarter of 2023, Halliburton:

•Repurchased $198 million of common stock.

•Repurchased $150 million of debt across multiple senior notes, notes due, and global debentures, using cash on hand.

•Spent $23 million on our SAP S4 migration.

Selective Technology & Highlights

•Halliburton introduced Obex EcoLock®, a new compression-set packer that helps prevent sustained casing pressure. The Obex EcoLock packer serves as a cost-effective mechanical barrier to mitigate low pressure gas or fluid migration and deliver isolation assurance. The Obex EcoLock packer, the newest addition to the Halliburton family of compression-set packers, is built upon the gas-tight, V0-rated Obex GasLock® packer design. The Obex EcoLock packer provides V6-rated isolation and can support multiple-stage cementing with optional integral cementing ports and an internal closing sleeve.

•Halliburton and PTT Exploration and Production Public Company Limited (PTTEP) signed a Memorandum of Understanding (MoU) to co-innovate and market digital transformation solutions for the energy industry in Thailand, Malaysia, and Vietnam. Under the agreement, the two companies will develop and provide advanced digital solutions services that address energy industry challenges and help increase operational effectiveness and efficiency. The first two solutions being launched are PTTEP’s Well Delivery Process (WDP), WellSafvy, and Advanced Production Excellence (APEX) which are built on Halliburton’s DecisionSpace® 365 suite of applications and are now available to oil and gas operators in the selected countries.

•Halliburton introduced Intelevate™, a new data science-driven platform that helps operators design, build, and operate end-to-end electrical submersible pump (ESP) monitoring solutions. This application can be customized for specific needs. The Intelevate platform from Summit ESP® – A Halliburton Service - seamlessly integrates historical engineering and performance data with active operational information to provide a holistic view of an operator’s ESP system. The service intelligently processes, analyzes, and models production data with real-time visualization and reporting to develop a comprehensive optimization plan, including remote changes and interventions, to achieve production goals.

•Halliburton introduced GuideStar™, a service that uses high-resolution sampling to provide continuous, definitive survey measurements for more precise wellbore positioning. The GuideStar service enhances well delivery by increasing the understanding of the centerline wellbore placement and reducing survey time. It enables proactive, real-time steering decisions to help avoid a reduction in the rate of penetration when landing a well or at critical intervals of the wellbore.

•Halliburton introduced the BaraFLC® Nano-1 wellbore sealant, a nanocomposite suspension that boosts wellbore stability. The new sealant works with Halliburton’s existing conventional and high-performance water-based fluid systems to create a tighter, more secure seal that decreases fluid loss into the formation. Halliburton’s BaraFLC Nano-1 sealant uses nanoparticles to reduce interaction between filtrate and reactive shale formations, preventing pore pressure transmission. This helps strengthen wellbore integrity, which can extend drilling time and efficiency.

•Halliburton introduced PulseStar™, a service that provides operators with consistent, high-speed streaming of downhole data. The service transfers high-resolution, real-time drilling and subsurface data at extended depth to provide more efficient and consistent well delivery. The PulseStar service uses telemetry for remote operations to minimize human interaction and enhances on-bottom drilling time. It automatically adapts to environmental changes for optimal data rate and detection. Its artificial intelligence provides self-optimizing pulses to maintain high data quality across the reservoir, and its advanced signal processing allows downlink for two-way communication while drilling.

•Halliburton introduced the FlexRite® Selective Access multilateral completion system to address more complex and demanding well scenarios. Multilateral systems maximize reservoir contact, creating cost and time savings while also reducing the environmental footprint. The FlexRite Selective Access system builds on over two decades of Halliburton operational and technical excellence. It delivers the industry’s highest pressure ratings and can execute multilateral well strategies in complex reservoir conditions. Through an innovative combination of stimulation capability and through-completion selective intervention, the FlexRite Selective Access system delivers life-of-well versatility to multilateral installations.

(1)	Adjusted net income is a non-GAAP financial measure; please see reconciliation of Net Income to Adjusted Net Income in Footnote Table 2.

(2)	Adjusted net income per diluted share is a non-GAAP financial measure; please see reconciliation of Net Income to Adjusted Net Income in Footnote Table 2.

(3)	Free cash flow is a non-GAAP financial measure; please see reconciliation of Cash Flows from Operating Activities to Free Cash Flow in Footnote Table 4.

About Halliburton

Halliburton is one of the world’s leading providers of products and services to the energy industry. Founded in 1919, we create innovative technologies, products, and services that help our customers maximize their value throughout the life cycle of an asset and advance a sustainable energy future. Visit us at www.halliburton.com; connect with us on Facebook, X, LinkedIn, Instagram and YouTube.

Forward-looking Statements

The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: changes in the demand for or price of oil and/or natural gas, including as a result of development of alternative energy sources, general economic conditions such as inflation and recession, the ability of the OPEC+ countries to agree on and comply with production quotas, and other causes; changes in capital spending by our customers; the modification, continuation or suspension of our shareholder return framework, including the payment of dividends and purchases of our stock, which will be subject to the discretion of our Board of Directors and may depend on a variety of factors, including our results of operations and financial condition, growth plans, capital requirements and other conditions existing when any payment or purchase decision is made; potential catastrophic events related to our operations, and related indemnification and insurance; protection of intellectual property rights; cyber-attacks and data security; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration, the environment, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; assumptions regarding the generation of future taxable income, and compliance with laws related to and disputes with taxing authorities regarding income taxes; risks of international operations, including risks relating to unsettled political conditions, war, including the ongoing Russia and Ukraine conflict and any expansion of that conflict, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; delays or failures by customers to make payments owed to us; infrastructure issues in the oil and natural gas industry; availability and cost of highly skilled labor and raw materials; completion of potential dispositions, and acquisitions and integration and success of acquired businesses and joint ventures. Halliburton's Form 10-K for the year ended December 31, 2022, Form 10-Q for the quarter ended June 30, 2023, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	September 30		June 30
	2023	2022	2023
Revenue:
Completion and Production	$3,487	$3,136	$3,476
Drilling and Evaluation	2,317	2,221	2,322
Total revenue	$5,804	$5,357	$5,798
Operating income:
Completion and Production	$746	$583	$707
Drilling and Evaluation	378	325	376
Corporate and other	(64)	(62)	(59)
SAP S4 upgrade expense	(23)	—	(13)
Total operating income	1,037	846	1,011
Interest expense, net	(93)	(93)	(92)
Loss on Blue Chip Swap transactions (a)	—	—	(104)
Other, net	(28)	(48)	(32)
Income before income taxes	916	705	783
Income tax provision (b)	(192)	(156)	(167)
Net income	$724	$549	$616
Net income attributable to noncontrolling interest	(8)	(5)	(6)
Net income attributable to company	$716	$544	$610

Basic net income per share	$0.80	$0.60	$0.68
Diluted net income per share	$0.79	$0.60	$0.68
Basic weighted average common shares outstanding	898	908	901
Diluted weighted average common shares outstanding	902	910	903

(a)
The Central Bank of Argentina maintains currency controls that limit our ability to access U.S. dollars in Argentina and remit cash from our Argentine operations. The execution of certain trades known as Blue Chip Swaps, effectively results in a parallel U.S. dollar exchange rate. During the three months ended June 30, 2023, Halliburton entered into Blue Chip Swap transactions which resulted in a $104 million pre-tax loss.

(b)	The tax provision during the three months ended June 30, 2023 includes the tax effect on the loss on Blue Chip Swap transactions.

See Footnote Table 2 for Reconciliation of Net Income to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Nine Months Ended
	September 30
	2023	2022
Revenue:
Completion and Production	$10,372	$8,400
Drilling and Evaluation	6,907	6,315
Total revenue	$17,279	$14,715
Operating income:
Completion and Production	$2,119	$1,378
Drilling and Evaluation	1,123	905
Corporate and other	(181)	(186)
SAP S4 upgrade expense	(36)	—
Impairments and other charges (a)	—	(366)
Total operating income	3,025	1,731
Interest expense, net	(264)	(301)
Loss on Blue Chip Swap transactions (b)	(104)	—
Loss on early extinguishment of debt (c)	—	(42)
Other, net	(129)	(120)
Income before income taxes	2,528	1,268
Income tax provision (d)	(533)	(338)
Net Income	$1,995	$930
Net Income attributable to noncontrolling interest	(18)	(14)
Net Income attributable to company	$1,977	$916

Basic and diluted net income per share	$2.19	$1.01
Basic weighted average common shares outstanding	901	904
Diluted weighted average common shares outstanding	904	907

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the nine months ended September 30, 2022.

(b)
The Central Bank of Argentina maintains currency controls that limit our ability to access U.S. dollars in Argentina and remit cash from our Argentine operations. The execution of certain trades known as Blue Chip Swaps, effectively results in a parallel U.S. dollar exchange rate. During the nine months ended September 30, 2023, Halliburton entered into Blue Chip Swap transactions which resulted in a $104 million pre-tax loss.

(c)
During the nine months ended September 30, 2022, Halliburton recognized a $42 million loss on extinguishment of debt related to the early redemption of $600 million aggregate principal amount of senior notes.

(d)
The tax provision during the nine months ended September 30, 2023 includes the tax effect on the loss on Blue Chip Swap transactions. During the nine months ended September 30, 2022, the tax provision includes the tax effect on impairments and other charges and the loss on early extinguishment of debt.

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.
See Footnote Table 3 for Reconciliation of Net Income to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	September 30	December 31
	2023	2022
Assets
Current assets:
Cash and equivalents	$2,036	$2,346
Receivables, net	5,124	4,627
Inventories	3,336	2,923
Other current assets	1,104	1,056
Total current assets	11,600	10,952
Property, plant, and equipment, net	4,733	4,348
Goodwill	2,850	2,829
Deferred income taxes	2,517	2,636
Operating lease right-of-use assets	1,032	913
Other assets	1,710	1,577
Total assets	$24,442	$23,255

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,238	$3,121
Accrued employee compensation and benefits	643	634
Current portion of operating lease liabilities	248	224
Other current liabilities	1,290	1,366
Total current liabilities	5,419	5,345
Long-term debt	7,783	7,928
Operating lease liabilities	869	791
Employee compensation and benefits	392	408
Other liabilities	790	806
Total liabilities	15,253	15,278
Company shareholders’ equity	9,150	7,948
Noncontrolling interest in consolidated subsidiaries	39	29
Total shareholders’ equity	9,189	7,977
Total liabilities and shareholders’ equity	$24,442	$23,255

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30		September 30
	2023	2022	2023
Cash flows from operating activities:
Net income	$1,995	$930	$724
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation, depletion, and amortization	742	704	256
Impairments and other charges	—	366	—
Working capital (a)	(798)	(907)	(209)
Other operating activities	109	(14)	103
Total cash flows provided by operating activities	2,048	1,079	874
Cash flows from investing activities:
Capital expenditures	(980)	(661)	(409)
Proceeds from sales of property, plant, and equipment	136	157	46
Other investing activities	(280)	(74)	(65)
Total cash flows used in investing activities	(1,124)	(578)	(428)
Cash flows from financing activities:
Stock repurchase program	(546)	(46)	(198)
Dividends to shareholders	(433)	(327)	(144)
Payments on long-term borrowings	(150)	(1,242)	(150)
Other financing activities	2	160	9
Total cash flows used in financing activities	(1,127)	(1,455)	(483)
Effect of exchange rate changes on cash	(107)	(113)	(32)
Decrease in cash and equivalents	(310)	(1,067)	(69)
Cash and equivalents at beginning of period	2,346	3,044	2,105
Cash and equivalents at end of period	$2,036	$1,977	$2,036

(a)	Working capital includes receivables, inventories, and accounts payable.
See Footnote Table 4 for Reconciliation of Cash Flows from Operating Activities to Free Cash Flow.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	September 30		June 30
Revenue	2023	2022	2023
By operating segment:
Completion and Production	$3,487	$3,136	$3,476
Drilling and Evaluation	2,317	2,221	2,322
Total revenue	$5,804	$5,357	$5,798

By geographic region:
North America	$2,608	$2,635	$2,696
Latin America	1,048	841	994
Europe/Africa/CIS	734	639	698
Middle East/Asia	1,414	1,242	1,410
Total revenue	$5,804	$5,357	$5,798

Operating Income
By operating segment:
Completion and Production	$746	$583	$707
Drilling and Evaluation	378	325	376
Total Operations	1,124	908	1,083
Corporate and other	(64)	(62)	(59)
SAP S4 upgrade expense	(23)	—	(13)
Total operating income	$1,037	$846	$1,011

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Nine Months Ended
	September 30
Revenue	2023	2022
By operating segment:
Completion and Production	$10,372	$8,400
Drilling and Evaluation	6,907	6,315
Total revenue	$17,279	$14,715

By geographic region:
North America	$8,069	$6,986
Latin America	2,957	2,252
Europe/Africa/CIS	2,094	2,034
Middle East/Asia	4,159	3,443
Total revenue	$17,279	$14,715

Operating Income
By operating segment:
Completion and Production	$2,119	$1,378
Drilling and Evaluation	1,123	905
Total Operations	3,242	2,283
Corporate and other	(181)	(186)
SAP S4 upgrade expense	(36)	—
Impairments and other charges	—	(366)
Total operating income	$3,025	$1,731

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Reconciliation of Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Nine Months Ended
	September 30
	2023	2022
Operating income	$3,025	$1,731

Impairments and other charges:
Receivables	—	202
Property, plant, and equipment, net	—	100
Inventory	—	70
Other	—	(6)
Total impairments and other charges (a)	—	366
Adjusted operating income (b) (c)	$3,025	$2,097

(a)
During the nine months ended September 30, 2022, Halliburton recorded $366 million of impairments and other charges, primarily due to our decision to market for sale the net assets of our Russia operations, which was sold in August 2022, and impairment of the assets in Ukraine.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “Operating income” plus "Total impairments and other charges" for the respective periods. Management believes that operating income adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)	We calculate operating margin by dividing operating income by revenue. We calculate adjusted operating margin, a non-GAAP financial measure, by dividing adjusted operating income by revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	September 30		June 30
	2023	2022	2023
Net income attributable to company	$716	$544	$610

Adjustments:
Loss on Blue Chip Swap transactions	—	—	104
Total adjustments, before taxes	—	—	104
Tax benefit (a)	—	—	(23)
Total adjustments, net of taxes (b)	—	—	81
Adjusted net income attributable to company (b)	$716	$544	$691

Diluted weighted average common shares outstanding	902	910	903
Net income per diluted share (c)	$0.79	$0.60	$0.68
Adjusted net income per diluted share (c)	$0.79	$0.60	$0.77

(a)	The tax benefit in the table above includes the tax effect on the loss on Blue Chip Swap transactions during the three months ended June 30, 2023.

(b)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus "Total adjustments, net of taxes" for the respective periods. Management believes net income adjusted for the loss on Blue Chip Swap transactions, along with the tax benefit, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded item to be outside of the company's normal operating results. Management analyzes net income without the impact of this item as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of this item.

(c)
Net income per diluted share is calculated as: "Net income attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: "Adjusted net income attributable to company" divided by "Diluted weighted average common shares outstanding." Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Nine Months Ended
	September 30
	2023	2022
Net income attributable to company	$1,977	$916

Adjustments:
Loss on Blue Chip Swap transactions	104	—
Impairments and other charges	—	366
Loss on early extinguishment of debt	—	42
Total adjustments, before taxes	104	408
Tax benefit (a)	(23)	(24)
Total adjustments, net of taxes (b)	81	384
Adjusted net income attributable to company (b)	$2,058	$1,300

Diluted weighted average common shares outstanding	904	907
Net income per diluted share (c)	$2.19	$1.01
Adjusted net income per diluted share (c)	$2.28	$1.43

(a)
The tax benefit in the table above includes the tax effect on the loss on Blue Chip Swap transactions during the nine months ended September 30, 2023. Additionally, during the nine months ended September 30, 2022, the tax benefit includes the tax effect on the impairments and other charges and the loss on early extinguishment of debt.

(b)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus "Total adjustments, net of taxes" for the respective periods. Management believes net income adjusted for the loss on Blue Chip Swap transactions, impairments and other charges, and the loss on early extinguishment of debt, along with the tax benefit, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(c)
Net income per diluted share is calculated as: "Net income attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: "Adjusted net income attributable to company" divided by "Diluted weighted average common shares outstanding." Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
(Millions of dollars)
(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30		September 30
	2023	2022	2023
Total cash flows provided by operating activities	$2,048	$1,079	$874
Capital expenditures	(980)	(661)	(409)
Proceeds from sales of property, plant, and equipment	136	157	46
Free cash flow (a)	$1,204	$575	$511

(a)
Free Cash Flow is a non-GAAP financial measure which is calculated as “Total cash flows provided by operating activities” less “Capital expenditures” plus “Proceeds from sales of property, plant, and equipment.” Management believes that Free Cash Flow is a key measure to assess liquidity of the business and is consistent with the disclosures of Halliburton's direct, large-cap competitors.

Conference Call Details

Halliburton Company (NYSE: HAL) will host a conference call on Tuesday, October 24, 2023, to discuss its third quarter 2023 financial results. The call will begin at 8:00 a.m. CT (9:00 a.m. ET).

Please visit the Halliburton website to listen to the call via live webcast. A recorded version will be available under the same link immediately following the conclusion of the conference call. You can also pre-register for the conference call and obtain your dial in number and passcode by clicking here.

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CONTACTS

Investors Relations Contact
David Coleman
Investors@Halliburton.com
281-871-2688

Press Contact
Brad Leone
PR@Halliburton.com
281-871-2601